UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 14, 2021, Freedom Holding Corp. (the “Company”) held its 2021 annual meeting of stockholders (the “2021 Annual Meeting”). As of July 22, 2021, the record date for the 2021 Annual Meeting, 58,443,212 shares of the Company’s common stock were issued and outstanding and entitled to vote at the 2021 Annual Meeting. A summary of the matters voted upon by the stockholders is set forth below.

1.

The Company’s stockholder elected each of Leonard Stillman and Amber Williams as Class II directors of the Company for a term of three years and until their successors are duly elected and qualified. The voting results were as follows:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Leonard Stillman	43,115,989	0	95,887	8,880,030
Amber Williams	43,211,567	0	309	8,880,030

2.

The Company’s stockholders approved a non-binding advisory resolution regarding compensation of the Company’s named executive officers as described in the proxy statement. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
43,205,330	5,639	907	8,880,030

3.

The Company’s stockholders ratified the appointment of WSRP, LLC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
52,091,306	289	311

No additional business or other matters came before the meeting or any adjournment thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: September 14, 2021	By:	/s/ Adam Cook
Adam Cook
Corporate Secretary

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